SERVICE PLAN FOR THE
AMERICAN BEACON FUNDS Y CLASS
AMENDED AND RESTATED SCHEDULE A
     As noted in Paragraph 1 of the Service Plan for the American Beacon Funds Y Class, the following Funds have adopted the Service Plan for the American Beacon Funds Y Class:
     American Beacon Large Cap Value Fund
     American Beacon Small Cap Value Fund
     American Beacon International Equity Fund
     American Beacon Balanced Fund
     American Beacon Large Cap Growth Fund
     American Beacon Mid-Cap Value Fund
     American Beacon Small Cap Value II Fund
     American Beacon Emerging Markets Fund
     American Beacon High Yield Bond Fund
     American Beacon Retirement Income and Appreciation Fund
     American Beacon Intermediate Bond Fund
     American Beacon Short-Term Bond Fund
     American Beacon Treasury Inflation Protected Securities Fund
     American Beacon Flexible Bond Fund
     American Beacon Zebra Large Cap Equity Fund
     American Beacon Zebra Small Cap Equity Fund
     American Beacon Evercore Small Cap Equity Fund
     American Beacon SiM High Yield Opportunities Fund
Dated: July 1, 2011